SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2010

NBT BANCORP INC.
(Exact name of registrant as specified in its charter)

Delaware	0-14703	16-1268674
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

52 South Broad Street, Norwich, New York	13815
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (607) 337-2265

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

On May 4, 2010, NBT Bancorp Inc. (“NBT”) held its Annual Meeting of Shareholders (the “Annual Meeting”). NBT’s shareholders approved three of the four proposals detailed in NBT’s Definitive Proxy Statement on Schedule 14A, which was filed with the Securities and Exchange Commission on April 5, 2010.

The proposals voted on by the shareholders at the Annual Meeting were as follows:

1.	NBT’s shareholders approved fixing the size of the Board of Directors at nine members, as set forth below:

Votes For	Votes Against	Abstain
25,118,399	216,265	272,450

2.	NBT’s shareholders elected three individuals to the Board of Directors as set forth below:

Nominees	Votes For	Withheld	Broker Non-Votes
Patricia T. Civil	20,981,817	461,615	4,163,683
Daryl R. Forsythe	15,148,588	6,294,844	4,163,683
Robert A. Wadsworth	20,522,842	920,590	4,163,683

3.
NBT’s shareholders ratified the appointment by the board of directors of KPMG LLP as the independent registered public accounting firm of NBT for the fiscal year ending December 31, 2010, as set forth below:

Votes For	Votes Against	Abstain
25,166,564	282,503	158,047

4.	NBT’s shareholders rejected a proposal to amend and restate the Certificate of Incorporation and Bylaws to provide for the annual election of directors, as set forth below.

Votes For	Votes Against	Abstain	Broker Non-Votes
12,354,889	8,554,691	533,852	4,163,683

Pursuant to NBT’s Restated Certificate of Incorporation, in order to pass, the proposal required affirmative vote of the holders of 80% of NBT’s outstanding common stock excluding any shares held by any 5% or greater shareholders and their affiliates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

NBT BANCORP INC.

Date: May 6, 2010	By:	/s/ Michael J. Chewens
Michael J. Chewens
Senior Executive Vice President &
Chief Financial Officer